Exhibit 32.1
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               CERTIFICATION BY THE PRINCIPAL EXECUTIVE OFFICER OF
                         COMPETITIVE TECHNOLOGIES, INC.
                           PURSUANT TO SECTION 906 OF
                 THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)


         I, John B. Nano, am President and Chief Executive Officer of Competitive Technologies, Inc. (the "Company").

         This certification is being furnished pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 (the "Exchange Act") and 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 2005 (the "Report").

         I hereby certify that to the best of my knowledge:

         1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act (15 U.S.C. 78m(a) or 78o(d)); and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: March 17, 2005                          /s/ John B. Nano
                                              ------------------------------
                                              John B. Nano
                                              President and
                                              Chief Executive Officer of
                                              Competitive Technologies, Inc.